Exhibit 16.1

July 6, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Pacific Ethanol, Inc.'s statements included under Item 4.01 of its Form 8-K filed on July 6, 2015 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP